[Exhibit 99.28.j. Consent of Independent Public Accountants]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our name as it appears under the captions “Independent Registered Public Accounting Firm and Counsel” and “Financial Statements” in the Statement of Additional Information which is included in this Post-Effective Amendment No. 76 to the Registration Statement No. 333-124214 on Form N-1A of the American Independence Funds Trust.

/s/ GRANT THORNTON LLP

Chicago, Illinois

February 29, 2012